AUTHORIZATION


         The undersigned, William L. Lurie hereby authorizes Marcia Kendrick to execute any Form 3, Form 4, or Form 5 to be filed with the Securities and Exchange Commission with respect to Seitel, Inc. for a period of one year from the date hereof.


Date:  August 1, 1997



                                                  /s/ William L. Lurie
                                                  ------------------------------
                                                  William L. Lurie